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                                                                   EXHIBIT 10.40


                              EMPLOYMENT AGREEMENT

         This Agreement (the "Agreement"), dated as of March 4, 2003 (the "Effective Date") by and between DOR BioPharma, Inc., a Delaware corporation having a place of business at 28101 Ballard Drive, Lake Forest, IL 60045 (the "Corporation"), and Ralph Ellison, M.D. an individual (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Corporation desires to employ Employee as Chief Executive Officer and President and the Employee desires to be employed by the Corporation as Chief Executive Officer and President all pursuant to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1.       EMPLOYMENT; DUTIES

         (a) The Corporation engages and employs Employee, and Employee hereby accepts engagement and employment, as President and Chief Executive Officer, and shall perform high quality, full-time service to the Corporation to direct, supervise and have responsibility for the operations of the Corporation, including, but not limited to: (i) directing and supervising the business and clinical and research and development efforts of the Corporation; (ii) managing the other executives and personnel of the Corporation and (iii) evaluating, negotiating, structuring and implementing business transactions with the Corporation's customers and suppliers and such other activities as may be reasonably requested by the Vice Chairman and Board of Directors of the Corporation. While the Employee remains employed by the Corporation, the Corporation shall use its best efforts to appoint the Employee to the Board of Directors of the Corporation. Employee agrees to submit his written resignation from the Board of Directors immediately if Employee ceases to be President and Chief Executive Officer. Employee acknowledges and understands that his employment may entail significant travel on behalf of the Corporation.

         (b) The Corporation and the Employee acknowledge that the Employee is a consultant to Cell Therapeutics, Inc. and it's subsidiary PolaRx BioPharmaceuticals, Inc. ("CTI") in the area of Arensic compounds for the treatment of cancers. Employee shall seek to substantially reduce his obligations to CTI within three (3) months of joining the Corporation and he will spend a majority of his time on the Corporation's business. With regard to any further work conducted for CTI, the Employee warrants that such work, if any, shall not interfere with the duties and obligations that the Employee owes the Corporation..

2.       EMPLOYMENT TERM

         Employee's employment hereunder shall be for a period of three (3) years.




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3.       COMPENSATION

     A. As compensation for the performance of employee's duties on behalf of the Corporation, Employee shall be compensated as follows:

              (a)          (i) The Corporation shall pay Employee an annual base
                  salary ("Base Salary") of two hundred thousand dollars ($200,000) per annum, payable in accordance with the usual payroll period of the Corporation.

                           (ii) Upon the successful completion of an equity
                  financing by the Corporation of at least one million dollars ($1,000,000), the Corporation shall pay Employee a Base Salary of three hundred thousand dollars ($300,000) per annum, payable in accordance with the usual payroll period of the Corporation;

              (b)          (i) On the day immediately preceding the first
                  anniversary of the Employee's employment hereunder and upon each subsequent anniversary of the Employee's employment, the Employee will receive a cash bonus ("Bonus") of 30% of the Employee's average base salary earned in the preceding year. Such bonus will accrue evenly throughout the year and will be paid in a lump sum on the days set forth in this paragraph 3A(b)(i). In the event that prior to such date, this Agreement has been terminated by either the Corporation or Employee, then within ten (10) business days following the date of such termination, the Corporation shall pay in a lump sum to the Employee the pro rata portion of the Bonus accrued through the date of such termination.

     B. Contingent upon your acceptance of this Agreement, the Compensation Committee of the Board of Directors will grant to you Options ("Options") to purchase two million (2,000,000) shares of DOR Common Stock, vesting over three years priced as of the Effective Date of this Agreement. One third (1/3 or 667,000) of the Options shall vest immediately, one third (1/3 or 667,000) shall vest on the first anniversary of employment and one third (1/3 or 666,000) shall vest on the second anniversary of employment. In the event of a Change in Control of the Company (as defined in the Corporation's Amended and Restated 1995 Omnibus Incentive Plan (the "Plan"), any unvested Options shall immediately be fully vested. The Employee acknowledges that the Corporation is required to increase the number of shares reserved under the Plan and to amend the Plan to permit larger option grants, and the Options granted to the Employee are subject to the approval by the stockholders of the Corporation to amend the Plan in such regard. The Options will be granted pursuant to the Plan and the Corporation's standard Notice of Grant of Stock Option. .

         (c) The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the Employee pursuant to section 3(A) hereof.

         (d) The Corporation shall reimburse Employee for all normal, usual and necessary expenses incurred by Employee in furtherance of the business and affairs of the Corporation,




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including reasonable travel and entertainment, against receipt by the
Corporation of appropriate vouchers or other proof of Employee's expenditures and otherwise in accordance with the policy of the Corporation.

         (e) Employee shall be, during the term of this Agreement, entitled to a minimum of three (3) weeks paid vacation per annum. Unused vacation may be carried over to successive years.

         (f) The Corporation shall make available to Employee and his dependents, such medical, disability, life insurance and such other benefits, as the Corporation makes available to its other senior officers and directors.

4.       REPRESENTATIONS AND WARRANTIES BY
         EMPLOYEE AND CORPORATION

         (a) Employee hereby represents and warrants to the Corporation as follows:

                  (i) Neither the execution and delivery of this Agreement nor the performance by Employee of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which Employee is a party or by which he is bound.

                  (ii) Employee has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Employee enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for Employee to execute and deliver this Agreement or perform his duties and other obligations hereunder.

         (b) The Corporation hereby represents and warrants to Employee as follows:

                  (i) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

                  (ii) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms. Except as expressly set forth herein, no approvals or consents of any persons or entities are required for Corporation to execute and deliver this Agreement or perform its duties and other obligations hereunder.

                  (iii) The execution, delivery and performance by the Corporation of this Agreement does not conflict with or result in a breach or violation of or constitute a default under




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(whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of the Corporation, or any agreement or instrument to which the Corporation is a party or by which the Corporation of any of its properties may be bound or affected.

5.       NON-COMPETITION

         (a) Employee understands and recognizes that his services to the Corporation are special and unique and agrees that, during the term of this Agreement and for a period of two (2) years from the date of termination of his employment hereunder, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business competitive with the Corporation's business, or research activities, either as an individual for his own account, or as a partner, joint venturer, executive, agent, consultant, salesperson, officer, director of a Person operating or intending to operate in the area of the use of any of the compounds owned or licensed by the Corporation during the time of his employ.

         (b) During the term of this Agreement and for two (2) years thereafter, Employee shall not, directly or indirectly, without the prior written consent of the Corporation:

                     (i) interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise between the Corporation and any of its licensors, licensees, clients, customers, suppliers, employees, consultants or other related parties, or solicit or induce for hire any of the employees, or agents, of the Corporation or any such individual who in the past was employed or retained by the Corporation within six (6) months of the termination of said individual's employment or retention by the Corporation; or

                     (ii) solicit or accept employment or be retained by any
                  party who, at any time during the term of this Agreement, was a customer or supplier of the Corporation or any of its affiliates or any licensor or licensee thereof where his position will be related to the business of the Corporation; or

                      (c) In the event that Employee breaches any provisions of
                  this Section 5 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 5, Employee shall not urge as a defense that there is an adequate remedy at law nor shall the Corporation be prevented from seeking any other remedies which may be available.




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6.       CONFIDENTIAL INFORMATION

         (a) Employee agrees that during the course of his employment or at any time after termination, he will not disclose or make accessible to any other person, the Corporation's or any of its subsidiaries or affiliates, (collectively the "Affiliates") products, services and technology, both current and under development, promotion and marketing programs, business plans, lists, customer lists, product or licensing opportunities, investor lists, trade secrets and other confidential and proprietary business information of the Corporation or the Affiliates. Employee agrees: (i) not to use any such information for himself or others; and (ii) not to take any such material or reproductions thereof in any form or media from the Corporation's facilities at any time during his employment by the Corporation, except as required in Employee's duties to the Corporation. Employee agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment.

         (b) Except with prior written authorization by the Corporation, Employee agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, to any suppliers, licensors, licensees, customers, partners or other third parties to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

         (c) Employee hereby assigns to the Corporation all right, title and interest he may have or acquire in all inventions (including patent rights) developed by Employee during the term of this Agreement ("Inventions") and agrees that all Inventions shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. Employee further agrees to assist the Corporation in every proper way (but at the Corporation's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries. Employee hereby irrevocably designates counsel to the Corporation as Employee's agent and attorney-in-fact to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Corporation's rights under this Section. This Section shall survive the termination of this Agreement for any reason.

         (d) The Employee recognizes that in the course of his duties hereunder, he may receive from Affiliates or others information which may be considered "material, nonpublic information" concerning a public company that is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended. The Employee agrees not to:

                           (i) Buy or sell any security, option, bond or warrant
while in possession of relevant material, nonpublic information received from Affiliates or others in connection herewith;

                           (ii) Provide Affiliates with information with respect
to any public company that may be considered material, nonpublic information, unless first specifically agreed to in writing by Paramount; or



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                           (iii) Provide any person with material, nonpublic
information, received from Affiliates including any relative, associate, or other individual who intends to, or may, (a) trade securities with respect to Paramount which is the subject of such information, or (b) otherwise directly or indirectly benefit from such information.

7. TERMINATION

         (a) The Employee's employment hereunder shall begin on the Effective Date and shall continue for the period set forth in Section 2 hereof unless renewed by mutual agreement or sooner terminated upon the first to occur of the following events:

                  (i)      The death of the Employee;

                  (ii) Merger or consolidation in which either more than fifty percent of the voting power of the Corporation is transferred or the Corporation is not the surviving entity, or sale or other disposition of all or substantially all the assets of the Corporation;

                  (iii) Termination by the Board of Directors of the Corporation for Just Cause. Any of the following actions by the Employee shall constitute "Just Cause":

                           (A) Material breach by the Employee of Section 1,
                  Section 5 or Section 6 of this Agreement;

                           (B) Material breach by the Employee of any provision
                  of this Agreement other than Section 5 or Section 6 which is not cured by the Employee within thirty (30) days of notice thereof from the Corporation;

                           (C) Any action by the Employee to intentionally harm
                  the Corporation; or any action of gross negligence by the Employee;

                           (D) The conviction of the Employee of a felony;

                      (iv) Termination by the Employee for Just Cause. Any of the following actions or omissions by the Corporation shall constitute just cause:

                           (A) Material breach by the Corporation of any
                  provision of this Agreement which is not cured by the Corporation within thirty (30) days of notice thereof from the Employee; or

                           (B) Any action by the Corporation to intentionally
                  harm the Employee.

         (b) Upon termination by Employer pursuant to either subparagraph (i) or
(iii) of paragraph (a) above or by Employee other than pursuant to subparagraph
(iv) of paragraph (a) above, the Employee (or his estate in the event of termination pursuant to subparagraph (i), shall



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be entitled to receive the Base Salary plus Bonus accrued but unpaid as of the date of termination including any vacation time accrued but not taken.
(c) Upon termination by the Corporation without Just Cause or pursuant to subparagraphs (ii) or (iv) of paragraph (a) above, then the term of the Agreement as set forth in Section 2 hereof shall be deemed to have been terminated as of such date and (i) the Corporation shall pay to the Employee, six (6) months salary and any unpaid Bonuses payable upon the normal payroll periods of the Corporation including any vacation accrued but not taken, and
(ii) all unvested Options granted under Paragraph 3B of the Agreement shall vest immediately.

         (d) Not withstanding any of the foregoing, sections 3 and 7 shall survive the termination or expiration of this Agreement.

8.       NOTICES

         Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefor; one (1) day after being sent by Federal Express or similar overnight delivery; or three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.

9.       SEVERABILITY OF PROVISIONS

         If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

10.      ENTIRE AGREEMENT MODIFICATION

         This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

11.      BINDING EFFECT

         The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon Employee and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of Employee's obligations hereunder may not be transferred or assigned by Employee.





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12.      NON-WAIVER

         The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

13.      GOVERNING LAW

         This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida without regard to principles of conflict of laws.

14.      HEADINGS

         The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                     DOR BIOPHARMA, INC.


                                                     By:   _____________________
                                                     Steve H. Kanzer
                                                     Vice Chairman




                                                     EMPLOYEE:

                                                     RALPH ELLISON, M.D.


                                                     By:  ______________________